EXHIBIT 23(A)
                                                                   -------------



                         CONSENT OF INDEPENDENT AUDITOR


          We hereby consent to the incorporation by reference in the Registration Statement of Ophthalmic Imaging Systems on Form S-8 (dated March 1,
2002) of our report dated February 16, 2001 on our audit of the balance sheet of Ophthalmic Imaging Systems as of December 31, 2000, and the related statements of operations, shareholders' deficit, and cash flows for the four-month period ended December 31, 2000 and the year ended August 31, 2000, which are included in the Ophthalmic Imaging Systems Transition Report on Form 10-KSB/A for the period ended December 31, 2000.


                                                  /s/ Perry-Smith LLP

Sacramento, California
March 1, 2002